SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CPSM, INC.

(Exact name of registrant as specified in its charter)

Nevada	6719	98-0557091
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2740 SW Martin Downs Boulevard, Suite 171

Palm City, FL 34990

Telephone: 722-236-8494

(Address and telephone number of registrant's

principal executive offices)

Larry Calarco

2740 SW Martin Downs Boulevard, Suite 171

Palm City, FL 34990

Telephone: 722-236-8494

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting registrant [x]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (1)	13,956,762	$.05	$697,838	$70.27
Total	13,956,762	$.05	$697,838	$70.27

(1)

Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Dated October 1, 2015

CPSM, INC.

This prospectus relates to the offer and sale of up to 13,956,762 common shares by selling shareholders.

We will not receive any of the proceeds from the sale of these common shares.

The common shares included in this prospectus may be offered and sold directly by the selling shareholders. The selling stockholders may sell these common shares from time to time in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions.  Brokers or dealers effecting transactions in these common shares should confirm that the common shares are registered under applicable state law or that an exemption from registration is available. We will bear the costs relating to the registration of these common shares, but we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is currently quoted on the OTC Market Pink Sheets under the symbol “SWMM”. Only a limited public market currently exists for our common stock.  The closing price of our common stock on September 28, 2015 was $0.05 per common share.

No other underwriter or person has been engaged to facilitate the sale of common shares in this offering.  The Securities and Exchange Commission may take the view that, under certain circumstances, any broker-dealer or agent that participates with the selling stockholder in the distribution of the shares may be deemed to be an “underwriter” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced company reporting requirements.

Investing in our common stock involves a high degree of risk.  Consider carefully the risk factors beginning on page 8 in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Unless otherwise specified or the context otherwise requires, references in this prospectus to "we", "our" and "us" and the "Company" refer to CPSM, Inc. and its wholly-owned subsidiaries including Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering Inc.

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

General

The Company was originally incorporated in the State of Nevada on March 27, 2007 under the name Onyx China Inc.  On May 1, 2009, the corporate name was changed to Luxe Energy Corporation, and on September 16, 2011, the corporate name was changed to Sunbelt International Inc.  Effective January 31, 2014, the corporate name was changed to Nevcor Business Solutions, Inc.  Subsequent to a change of control and effective July 3, 2014, the corporate name was changed to CPSM, Inc.

Operations

The Company acts as a holding company to aggregate synergistic pool industry service providers.  Its wholly-owned subsidiaries, Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering Inc. are primarily engaged in the provision of full line pool and spa services specializing in pool maintenance and service, repairs, leak detection, renovations, decking and remodeling.  The primary market area includes Martin, Palm Beach, St Lucie, Indian River and Broward counties, Florida.

On September 11, 2014, the Company acquired all of the outstanding common shares of Custom Pool & Spa Mechanics, Inc., an entity engaged in the pool service business, in exchange for 19,446,783 common shares of the Company.

For accounting purposes the transaction is accounted for as a reverse recapitalization. Reverse recapitalization accounting applies when a non-operating shell company (the Company) acquires a private operating company (Custom Pool & Spa) and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.

Custom Pool & Spa is a full service maintenance, service, repair and pool and spa design and build company.

Custom Pool & Spa’s base line range of services includes: routine maintenance including water analysis and adjustment, debris removal, equipment preventative maintenance and repair.  Custom Pool & Spa also provides the following services and products: Leak detection and repair, pool resurfacing, custom design renovations and installations, pool retiling, coping replacement, deck resurfacing, retail pool products, fiber glass resurfacing, tiki huts and outdoor kitchen installations, pool and spa heat systems, salt systems, and filter systems.

Since its inception in March 2015, Custom Pool Plastering has provided custom surfaces to pool environments.  Custom Pool Plastering’s artisans are certified in all offered finishes including but not limited to Diamond Brite, Florida Stucco and River Rok.  Custom colors are also available.

Securities

Outstanding prior

81,041,422 common shares

to the Offering

Sales by Selling

Shareholders

The selling shareholders shall sell their common shares at prices to be determined by the prevailing market price for the common shares at the time of sale or negotiated transactions.  We are registering common shares on behalf of the selling shareholders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling shareholders and have no control or effect on the selling shareholders.

Use of Proceeds

We will not receive any of the proceeds from sale of the common shares covered by this prospectus.

Termination of the

  Offering

The offering will commence on the effective date of this prospectus and will terminate on or before September 30, 2016.

OTC Market Pink Sheets

 Trading Symbol

Our common shares are traded on the OTC Market Pink Sheets under the symbol “SWMM”.

Risk Factors

The common shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

RISK FACTORS

Our business is subject to numerous risk factors, including the following:

1.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

Although we have been in business for several years and have generated revenue, there is no assurance that we will be able to continue to locate additional customers that could use our services in the future and we may not be able to generate revenues in the future in a manner that will be sufficient for us to remain profitable.

The continued profitability in the future from our business will be dependent upon if we can continue to service clients and increase our client base.  There can be no assurance that we will ever increase our profitability.

Even if we obtain future revenues sufficient to expand operations, increased operating expenses could adversely affect our ability to operate in a profitable manner.

2.

We have expanded our business plan.  There can be no assurance we will be able to successfully compete in the market or generate enough sales to increase our profitability.

We have recently expanded our business through our wholly owned subsidiary, Custom Pool Plastering.   We have focused our prior pool resurfacing business within the newly created subsidiary and increased our marketing efforts.

There are no assurances that we will be successful in this new business endeavor, successfully compete in the market on or continue to generate enough sales to be profitable.

3.

We may not be able to locate and hire necessary personnel to make our company a success.

We have determined that to increase our business activities and service more clients, we will need to add additional personnel, and such personnel will need to have the talents and ability to consult with our clients in the areas that are required.  There is no certainty that we can locate people with such talents and ability.   If we cannot locate such individuals, we cannot expand our business and generate additional revenue.  If we are unable to expand our business, you could lose your entire investment.

Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel.  The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

4.

Our success depends on certain key employees.

Our success depends to a significant extent on the performance of a number of senior management and other key employees, including production and creative personnel.

We do not have “key person” insurance on the lives of our officers or directors other than Lawrence Calarco, our CEO and a director. We have entered into employment agreements with our top executive officers. These agreements entitle us to possible injunctive relief for breach of the agreements. These agreements cannot assure us of the continued services of such employees. Our inability to retain or successfully replace where necessary members of our senior management and other key employees could have a material adverse effect on our business, results of operations and financial condition.

5.

We may in the future issue more shares that could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized, but unissued, common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control the Company, and persons unknown could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of the Company by our current shareholders, which could present significant risks to investors.

6.

Our management beneficially owns 80.74% of the issued and outstanding common shares thereby acting together they have the ability to choose management or impact operations.

Management beneficially owns 80.74% of our outstanding common shares.  Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the board of directors;

Removal of directors; and

Amendment to the articles of incorporation or bylaws.

These stockholders will thus have substantial influence over our affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common shares.

7.

The elimination of personal liability of our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

We have agreed to indemnification of officers and directors as provided by Nevada Statute.  Nevada Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.

8.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time we cease being an “emerging growth company,” we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the

Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

9.

The regulation of penny stocks by the SEC may discourage the tradability of our securities.

We are a "penny stock" company. Our common stock trades on the OTC Market Pink Sheets and we are subject to a SEC rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the SEC has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

10.

We lack sufficient internal controls and implementing acceptable internal controls will be difficult with only four officers and directors thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Securities Exchange Act is recorded, processed, summarized and reported as and when required.

We lack internal controls over our financials and it may be difficult to implement such controls with only four officers and directors. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

•

There is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the Company.

•

The staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.

•

The control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•

Failure in the operating effectiveness over controls related to recording revenue.

11. We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

12.

We have not paid dividends to date and do not intend to pay any dividends in the near future.

We have never paid dividends on our common shares and presently intend to retain any future earnings to finance the operations of our business. You may never receive any dividends on our shares.

13.

The exercise of stock options and warrants or the later sales of our common shares may further dilute your common shares.

Our board of directors is authorized to sell additional common shares or securities convertible into common shares, if in their discretion they determine that such action would be beneficial to us. Any such issuance below the offering price of the common shares in this prospectus would dilute the interest of persons acquiring common shares in this offering.

14.

If large amounts of our common shares held by existing stockholders are sold in the future, the market price of our common shares could decline.

The market price of our common shares could fall substantially if our existing stockholders sell large amounts of our common shares in the public market following this offering. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell equity or equity-related securities if we need to do so in the future to address then-existing financing needs. U.S. federal securities laws requiring the registration or exemption from registration in connection with the sale of securities limit the number of shares of common stock available for sale in the public market.

15.

There is only a limited trading market for our common stock and quoting our stock price on the OTC Market Pink Sheets increases the volatility of our stock and makes it harder to sell our stock.

Currently, our stock prices are quoted on the OTC Market Pink Sheets.  The OTC Market Pink Sheets tend to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks.   There is a greater chance of market volatility for securities that trade on the OTC Market Pink Sheets as opposed to a national exchange or quotation system.   This volatility may be caused by a variety of factors, including:

  a. The lack of readily available price quotations;

  b. The absence of consistent administrative supervision of "bid" and "ask"

       quotations;

  c. Lower trading volume; and

  d. Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market.  In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

16.

Investors may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

We have authorized 250,000,000 common shares with 81,041,422 common shares outstanding. If we desire to raise additional capital in the future to expand our operations, we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders.  The issuance of new common shares would cause the buyers in this offering to suffer dilution of their ownership percentage. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from this offering.

17.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

a)   fund our operations;

b)   respond to competitive pressures;

c)   take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

d)   develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of the Company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock.  If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

18.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may result in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses.   In connection with one or more of those transactions, we may:

a)

issue additional equity securities that would dilute our stockholders;

b)

use cash that we may need in the future to operate our business;

c)

incur debt on terms unfavorable to us or that we are unable to repay;

d)

incur large charges or substantial liabilities;

e)

encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

f)

become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

g)

encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the Company, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

We will not receive any proceeds from the resale of securities by selling shareholders.

DETERMINATION OF OFFERING PRICE

Our common stock is presently traded on the OTC Market Pink Sheets under the symbol “SWMM”.  The offering price of the common shares being sold by the selling shareholders will be determined by the prevailing market price for the common shares at the time of sale or in negotiated transactions.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 13,956,762 common shares being registered on behalf of selling shareholders.

Our common stock is currently quoted on the OTC Market Pink Sheets under the symbol “SWMM.” Only a limited public market currently exists for our common stock.  The closing price of our common stock on September 28, 2015 was $0.05 per common share.

This prospectus relates to the resale of 13,956,762 common shares by the selling shareholders.   The common shares may be priced at prevailing market prices or privately negotiated prices.  We are registering common shares on behalf of the selling shareholders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling shareholders and have no control or effect on the selling shareholders.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not affected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common shares, and may affect the ability to resell our common shares.

Under the Securities Act, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

The common shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents.

The distribution of the common shares may be effected in one or more of the following methods:

(a)

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(b)

privately negotiated transactions;

(c)

market sales (both long and short to the extent permitted under the federal securities laws);

(d)

at the market to or through market makers or into an existing market for the shares;

(e)

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(f)

a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such common shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the common shares at a stipulated price per common share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder(s) if such broker-dealer is unable to sell the common shares on behalf of the selling shareholder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the security holders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Selling Shareholders

The table below sets forth information with respect to the resale of common shares by the selling shareholders.  We will not receive any proceeds from the resale of common shares by the selling shareholders for common shares currently outstanding.

Pursuant to this prospectus, we shall register 13,956,762 common shares currently outstanding for the account of following individuals and entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Name	Shares Being Registered	Total Shares Outstanding	Total Shares After Offering	% After Offering
Brenda L. Thixton	2,250,000	2,250,000	0	0%
Terry Weisbrot	2,330,000	2,750,000	420,000	15%
Donna Weisbrot	80,000	500,000	420,000	84%
Jonathon Babek	718,920	718,920	0	0%
Kyle Chapin	100,000	100,000	0	0%
MarJonJac LLC(1)	1,160,000	2,000,000	840,000	42%
Lisa Corso	4,017,842	4,437,842	420,000	10%
Robert P. Renna	2,000,000	2,000,000	0	0%
Charles K. Dargan II(2)	100,000	100,000	0	0%
Henry Ritter	200,000	200,000	0	0%
Anthony C. Soviero	500,000	500,000	0	0%
Robert M. Erato	500,000	500,000	0	0%

(1)MarJonJac LLC is controlled by Mark Savarese and John Savarese.

(2)Charles K. Dargan II is an officer and director of the Company.

Penny Stock

Under the rules of the SEC, our common stock will come within the definition of a “penny stock” because the price of our common stock on the OTC Market Pink Sheets is below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

Make a suitability determination prior to selling penny stock to the purchaser;

   -  Receive the purchaser’s written consent to the transaction; and

   -  Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

General

We act as a holding company to aggregate synergistic pool industry service providers.  Our wholly-owned subsidiaries, Custom Pool & Spa and Custom Pool Plastering are primarily engaged in the provision of full line pool and spa services specializing in pool maintenance and service, repairs, leak detection, renovations, decking and remodeling.

Subsidiaries

On September 11, 2014, we acquired all of the outstanding common shares of Custom Pool & Spa, an entity engaged in the pool service business, from an entity controlled by Lawrence and Loreen Calarco, officers and directors of the Company, in exchange for 19,946,783 common shares of the Company.   Custom Pool & Spa (www.custompoolmechanics.com) was incorporated in the State of Florida on October 10, 2003.

For accounting purposes the transaction is accounted for as a reverse recapitalization. Reverse recapitalization accounting applies when a non-operating shell company (the Company) acquires a private operating company (Custom Pool & Spa) and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.

Custom Pool & Spa is based in Palm City, FL and owns 25 service vehicles.   Custom Pool & Spa has approximately 30 employees and circa 1400 customer accounts.  Custom Pool & Spa is the regional leader in size and, we believe, quality of services offered.  The comprehensive scope of services and products permits us to meet the needs of our residential and commercial clients without having to outsource or make a referral.

On March 30, 2015, we incorporated our wholly owned subsidiary, Custom Pool Plastering (www.custompoolplasteringinc.com) in the State of Florida. Custom Pool Plastering provides custom surfaces to pool environments.  We have focused our prior pool resurfacing business within the newly created subsidiary and increased our marketing efforts.

Principal Products or Services

Custom Pool & Spa is a full service maintenance, service, repair and pool and spa design and build company.  Custom Pool & Spa’s base line range of services includes: routine maintenance including water analysis and adjustment, debris removal, equipment preventative maintenance and repair.

Custom Pool & Spa also provides the following services and products:

leak detection and repair

pool resurfacing

custom design renovations and installations

pool retiling

coping replacement

deck resurfacing

retail pool products

fiber glass resurfacing

tiki huts and outdoor kitchen installations

pool and spa heat systems

salt systems

filter systems.

Custom Pool Plastering provides custom surfaces to pool environments and has its own custom built spray truck and serves the Martin, Palm Beach, St Lucie, Indian River, and Broward counties

Custom Pool Plastering’s artisans are certified in all offered finishes including but not limited to Diamond Brite, Florida Stucco and River Rok.  Custom colors are also available.

Revenue

Revenue is earned through fees charged for the pool and spa services. Fees charged will vary, depending upon the work involved. We do not anticipate that revenues will significantly increase until we are able to add additional personnel needed to continue our expansion in our primary market area.

Competition

The pool and spa industry has many competitors in our targeted market area.  We will compete on the basis of price and quality of services against other small companies like ours, as well as large companies that have a similar business. Clients usually choose their service company by who they feel has the most experience in certain fields for which they have a particular need at the time, as well as price.

The vast majority of our competitors are small, one or two man operations that cater mainly to water quality and cleanliness. They lack the infrastructure and depth that we. have developed.  We compete by offering a larger range of services and by having a lower cost structure through volume discounts on supplies.

Marketing

Sales are generated primarily by customer referral and direct marketing to industry peers.

Markets

The primary market area includes Martin, Palm Beach, St Lucie, Indian River and Broward counties, Florida.

Patents and Trademarks

We do not, at this time, have any patents or trademarks. However, we may, in the future, trademark certain logos that we have been using.

Governmental Regulations

Custom Pool & Spa is licensed in Martin County (# MCMR3703), Florida - State License (#CPC1458372), City of Port St. Lucie (#PLS*11057), St. Lucie County (#27473), liquid petroleum license (#LP28043) and is fully insured.  Custom Pool Plastering is licensed by the State of Florida (#CPC1458730).  Our business does not fall under any other government regulations.

Employees

As September 28, 2015, we have 37 full-time employees and no part-time employees.

Properties

Our facilities are located at 1055 SW Martin Downs Blvd., Palm City, FL 34990.  The facilities have a total square footage of 1300.  The facilities are owned by Custom Pool & Spa with a monthly mortgage payment of $5,923.  Our mailing address is 2740 SW Martin Downs Blvd., Palm City, FL 34990, Suite 171.

We have recently entered into a written agreement to purchase a 5,600 square foot, free standing, commercial building in the amount of $480,000.  We have secured a ten-year mortgage from a local banking institution with a required 20% deposit at a rate of 3.99%.  The transaction is expected to close in October 2015.

DILUTION

We may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of our common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

We maintain a $50,000 revolving line of credit with a regional bank. The line of credit has a ten-year maturity, but is due upon demand by the bank. The interest rate is currently 5.25%, and it is a floating rate, 2.0% over the Wall Street Journal Prime Rate Index. The outstanding balance as of June 30, 2015 and December 31, 2014, respectively is $22,904 and $31,136. We are currently in compliance with the terms of the line of credit.

At June 30, 2015 and December 31, 2014, we had a long term loan from Wells Fargo Bank which is guaranteed by the Small Business Administration. The terms of the loan have a floating interest rate of 2.00% over the Wall Street Journal Prime Rate Index, with the interest rate currently at 5.5%. The loan matures in January 2019. The loan is secured by all of the assets of Custom Pool & Spa and by personal guaranties of Lawrence and Loreen Calarco, officers and directors of the Company. The outstanding balance of the loan at June 30, 2015 and December 31, 2014 is $226,374 and $254,616 respectively. We are currently in compliance with the terms of this loan.

At June 30, 2015 and December 31, 2014, we had a promissory note from a stockholder for $210,000, which was incurred with the acquisition of the common shares of CPSM, Inc.

The term of the promissory note is five years and the promissory note has an interest rate set at the 5 Year Treasury Note rate, currently set at 1.64% and which resets annually from June 3, 2014. The principal is due on the final maturity of June 3, 2019. We have not paid interest, but has accrued interest expense of $3,713 and $144 as of June 30, 2015 and June 30, 2014, respectively. We are in compliance with the provisions of this promissory note.

Results of Operations

On September 11, 2014, through a stock exchange the Company acquired all of the outstanding common shares of Custom Pool & Spa.  For accounting purposes the transaction is accounted for as a reverse recapitalization.

Three months ended June 30, 2015 compared to Three months ended June 30, 2014

For the three months ended June 30, 2015 versus 2014, we had revenues of $927,418 and $907,370 respectively, an increase of $20,048 or 2.2%. This increase is largely due to the increased pool plastering and resurfacing business.

The cost of revenue was $705,945 and $719,162 respectively for the three months ended June 30, 2015 and 2014, a decrease of $13,217 or 1.8%. The decrease is due to better purchasing through volume discounts, but in general, the cost of materials and labor has remained consistent from period to period. Revenues, less purchases and service costs were $221,473 and $188,208 respectively for the three months ended June 30, 2015 and 2014 and produced a margin of 23.9% and 20.7% in 2015 and 2014.  The increase in margin is due to our improved operations.

For the three months ended June 30, 2015 and 2014, we incurred sales and marketing expenses of $12,748 and $16,650 respectively. The decrease in sales and marketing expense is due to our management decisions as to the effective use of advertising in its markets, and not necessarily indicative of the sales and marketing strategy overall.

General and administrative expenses for the three months ended June 30, 2015 and 2014 were $185,588 and $110,236 respectively, an increase of $75,352 or 68.4%. The increase is due to increased legal, accounting and professional expenses related to the recapitalization transaction to the registration statement process and to costs of a public company.

Depreciation and amortization expense was $16,140 and $14,320 for the three months ended June 30, 2015 and 2014 respectively. The increase is due to the addition of motor vehicles and is expected to grow along with our business.

Income tax expense is presented for comparative purposes only and is calculated based upon the statutory federal and state tax rates. Custom Pool & Spa was an S corporation until July 1, 2014 and as such was a pass through entity for tax purposes.  Therefore, income taxes are presented on a pro forma basis for the three months ended June 30, 2014.  The income taxes for the three months ended June 30, 2015 and the pro forma income taxes for the three months ended June 30, 2014 are $141 and $6,175, respectively.

We had a net income of $801 and $41,166 for the three months ended June 30, 2015 and 2014 respectively. Although revenue and net revenue margin increased, the decrease in net income is due to the aforementioned increased costs from the recapitalization transaction and from the registration statement process.

Six months ended June 30, 2015 compared to six months ended June 30, 2014

For the six months ended June 30, 2015, we had revenues of $1,845,167 versus $1,755,520 for the six months ended June 30, 2014 and increase of $89,647 or 5.1%. The increase is due largely to increased contracts for pool plastering and refinishing.

The cost of revenue was $1,311,662 and $1,283,263 for the six months ended June 30, 2015 and 2014 respectively, and increase of $28,399 or 2.2%. The increase is due to the increased contracts for pool plastering and refinishing. The cost of materials and labor has remained consistent from period to period. Revenues, less purchases and service costs of $535,505 and $472,257 in the six months ended June 30, 2015 and 2014 respectively produced a margin of 29% and 27% respectively. The increase in margin is due to improved operations.

We had sales and marketing expenses of $20,332 and $39,528 for the six months ended June 30, 2015 and 2014 respectively. The decrease in sales and marketing expense is due to our management decisions as to the effective use of advertising in its markets.

General and administrative expenses for the six months ended June 30, 2015 and 2014 were $316,923 and $202,041 respectively, an increase of $114,882 or 57%. The increase is due to increased legal, accounting and professional expenses related to the recapitalization transaction and to the registration statement process. Other increases are in salaries as more employees have been hired for the growth of the Company. Finally, and to a lesser extent, there have been increases in telecommunications expenses and other banking fees and costs related to the growth of the business.

We had depreciation and amortization expense of $31,784 and $28,586 in the six months ended June 30, 2015 and 2014. Depreciation and amortization is consistent with our purchase of fixed assets and increased due to motor vehicle purchases.

Income tax expense is presented for comparative purposes only and is calculated based upon the statutory federal and state tax rates. Custom Pool & Spa was an S corporation until July 1, 2014 and as such was a pass through entity for tax purposes.  Therefore, income taxes are presented on a pro forma basis for the six months ended June 30, 2014.  The income taxes for the six months ended June 30, 2015 and the pro forma income taxes for the six months ended June 30, 2014 are $45,929 and $64,893, respectively.

We had a net income of $106,017 and $196,719 for the six months ended June 30, 2015 and 2014 respectively. Although revenue and net revenue margins increased, the decrease in net income is due to the aforementioned increases in public company costs including the recapitalization transaction and the registration statement process.

For the years ended December 31, 2014 and 2013, we had revenues of $3,401,929 and $2,717,477 respectively, and an increase of $684,452 or 25%. The increase is due to increased pool service customers as well as increasing pool plastering and resurfacing contracts.

The purchases and service costs of $2,464,229 and $1,989,840 respectively, for the years ended December 31, 2014 and 2013 and increase of 474,389 or 24%. The increase is due to the increase in sales of our pool service and plastering and refinishing business. The cost of materials and labor has remained consistent from year to year. Revenues, less purchases and service costs of $937,700 and $727,637 for the years ended December 31, 2014 and 2013, respectively produced a margin of 28% and 27%, respectively, consistent from year to year.

For the year ended December 31, 2014 and 2013, we had sales and marketing expenses of $66,461 and $44,389 respectively. This was an increase of 50% and is due largely to increased marketing for pool plastering and resurfacing business.

General and administrative expenses for the years ended December 31, 2014 and 2013 were $635,951 and $513,781 respectively, an increase of $122,170 or 24%. This is consistent with the overall increase in revenues and is largely composed of increases in salaries and other compensation expenses, telecommunications expense and automobile lease expense.

Depreciation and amortization expense was $57,708 and $112,381 respectively, for the years ended December 31, 2014 and 2013, a decrease of $54,673 or 49%. This is due to multiple motor vehicles becoming fully depreciated. This is not indicative of the business and it is expected in future periods that additional vehicles will be purchased with a corresponding increase in depreciation.

Custom Pool & Spa was an S corporation until July 1, 2014 and as such was a pass through entity for tax purposes.  Therefore, income taxes are presented on a pro forma basis for the three months ended June 30, 2014.  The income taxes for the three months ended June 30, 2015 and the pro forma income taxes for the three months ended June 30, 2014 are $141 and $6,175, respectively.

Income tax expense is not comparative since Custom Pool & Spa was an S corporation until July 1, 2014 and as such was a pass through entity for tax purposes. Pro forma tax information is presented for the year ended December 31, 2013.

We had a net income of $116,625 ($81,724 pro forma for tax) and $33,726 ($28,667 pro forma for tax) for the years ended December 31, 2014 and 2013, respectively. The increase in net income is due to the aforementioned increase in revenue largely from the increased contracts for pool plastering and refinishing and to some extent from increases in the pool service business.

Capital Resources and Liquidity

We are currently profitable and finance our business through operations. Debt financing was used to start the business and for purchases of motor vehicles. Equity financing has been used for public company and other registration costs as well as for future acquisitions. Currently, we are not in any negotiations to acquire other businesses.

Over the next twelve months, our cash requirement for operations is expected to be in excess of $3,500,000. This requirement is expected to be funded through cash generated from operations and bank debt financing.

We have existing bank relationships and has had discussions with potential equity investors, however, there can be no assurance that we will be able to raise capital, if at all, upon terms acceptable to us. We have recently entered into in a written agreement to purchase a 5,600 square foot, free standing, commercial building in the amount of $480,000. We have secured a ten-year mortgage from a local banking institution with a required 20% deposit at a rate of 3.99%.  The transaction is expected to close in October 2015.

June 30, 2015 compared to June 30, 2014

For the six months ended June 30, 2015, we had a net income of $106,017. We had $91,078 in adjustments to reconcile net income to cash flows from operating activities.

We had the following changes in operating assets and liabilities: a decrease of $21,207 in accounts receivable, a decrease of $1,010 in amounts due from related party, an increase of $16,807 due to inventory, a decrease of $5,000 in deposits, an increase of $15,308 in accounts payable and accrued expenses and an increase in customer deposit of $54,364. As a result, we had net cash provided by operating activities of $198,596 for the six months ended June 30, 2015, the increase due to the expansion of the business and the collection of deposits for pool plastering and resurfacing offset by increased accounts receivable.

For the six months ended June 30, 2014, we had a net income of $196,719. We had $79,830 in adjustments to reconcile net income to cash flows from operating activities.

We had the following changes in operating assets and liabilities: an increase of $107,741 in accounts receivable, an increase of $33,568 in inventory, an increase of $542 in amounts due from related party, an increase of $60,703 in accounts payable and accrued expenses and an increase in customer deposit of $58,499. As a result, we had net cash provided by operating activities of $211,656 for the six months ended June 30, 2014.

For the six months ended June 30, 2015, we purchased $133,391 of property and equipment and intangible property of $3,196. As a result, we had net cash used in investing activities of $136,587 for the six months ended June 30, 2015.

For the six months ended June 30, 2014, we purchased $72,612 of property and equipment and intangible property of $15,000. As a result, we had net cash used in investing activities of $87,612 for the six months ended June 30, 2014.

For the six months ended June 30, 2015, we made payments on the bank line of credit of $8,232 and on notes payable of $8,567.  Additionally, we made payments on stockholder advance payable of $6,400, SBA loan of $28,242 and received proceeds from the issuance of notes payable of $87,380.  As a result, we had net cash provided by financing activities of $35,939 for the six months ended June 30, 2015.

For the six months ended June 30, 2014, we received payments on the bank line of credit of $1,072 and made payments on notes payable of $36,182.  Additionally, we made payments on stockholder advance payable of $6,998, SBA loan of $27,008 and received proceeds from the issuance of notes payable of $66,101.  As a result, we had net cash used by financing activities of $3,015 for the six months ended June 30, 2014.

December 31, 2014 compared to December 31, 2013

For the year ended December 31, 2014, we had a net income of $116,625. We had the following adjustments to reconcile net income to cash flows from operating activities: an increase of $57,708 due to depreciation and amortization and an increase of $37,192 due to deferred income tax expense.

We had the following changes in operating assets and liabilities: an increase of $8,596 in accounts receivable, a decrease of $6,419 in amounts due from related party, a decrease of $9,705 due to inventory, a decrease of $3,000 in deposits, an increase of $33,505 in accounts payable and accrued expenses and an increase in customer deposit of $35,595. As a result, we had net cash provided by operating activities of $270,097 for the year ended December 31, 2014 consistent with the increase in pool servicing and pool plastering and resurfacing business.

For the year ended December 31, 2013, we had a net income of $33,726. We had the following adjustment to reconcile net income to cash flows from operating activities: an increase of $112,382 due to depreciation and amortization.

We had the following changes in operating assets and liabilities: an increase of $4,181 in accounts receivable, a decrease of $14,786 in inventory, a decrease of $60,313 in accounts payable and accrued expenses and an increase in customer deposit of $29,145. As a result, we had net cash provided by operating activities of $104,336 for the year ended December 31, 2013 that is largely due to the increase in the pool plastering and resurfacing business.

For the year ended December 31, 2014, we purchased $103,658 of property and equipment and intangible property of $15,000. As a result, we had net cash used in investing activities of $118,658 for the year ended December 31, 2014.

For the year ended December 31, 2013, we purchased $73,364 of property and equipment, which resulted in net cash used in investing activities.

For the year ended December 31, 2014, we received proceeds from the issuance of common stock of $353,000 and made payments on the bank line of credit of $6,943.  Additionally, we made payments on notes payable of $18,042, on shareholder loan of $57,194, on SBA loan of $55,869 and received proceeds from the issuance of notes payable of $81,589.  As a result, we had net cash provided by financing activities of $296,541 for the year ended December 31, 2014.

For the year ended December 31, 2013, we received proceeds from bank line of credit of $38,079.  Additionally, we made payments on notes payable of $40,405, on shareholder loan of $1,764, and on SBA loan of $52,151.  As a result, we had net cash used by financing activities of $56,241 for the year ended December 31, 2013.

Critical Accounting Policies and Estimates

Management's Discussion and Analysis of its Financial Condition and Results of Operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on- going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-08 (ASU 2014-08), Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360). ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations. Under ASU 2014-08, only disposals representing a strategic shift in operations or that have a major effect on our operations and financial results should be presented as discontinued operations. ASU 2014-08 is effective for annual periods beginning after December 15, 2014. The adoption of this guidance did not have any impact on our financial statement presentation or disclosures.

In May 2014, FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. We are currently evaluating the impact the adoption of ASU 2014-09 on our financial statement presentation and disclosures.

Off - Balance Sheet Arrangements

We had no material off-balance sheet arrangements as of June 30, 2015.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names of all of our current executive officers and directors. These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation
Lawrence Calarco	CEO	July 2014 through present
	Director	July 2014 through present

Charles Dargan II	CFO	July 2014 through present
	Director	July 2014 through present
	Principal Accounting Officer	July 2014 through present

Loreen Calarco	Secretary	July 2014 through present
	Director	July 2014 through present

Jeffrey Michel	Director	July 2014 through present

Business Experience

Lawrence Calarco:

Lawrence Calarco, 53, has been our CEO and director since July 2014.  Mr. Calarco has been the president of Custom Pool & Spa, a wholly-owned subsidiary of the Company, since January 2004.  Mr. Calaraco has been an officer and director of Custom Pool Plastering, a wholly-owned subsidiary of the Company, since its inception in March 2015.  Mr. Calarco was formerly a resident and business owner in New York and attended Massapequa High School..

Charles Dargan II:

Charles Dargan II, 60, has been our chief financial officer, principal accounting officer and director since July 2014.  Since January 2003, Mr. Dargan has been the president of CFO 911, an entity that provides accounting, financial and operational services.  Mr. Dargan II received a BA from Dartmouth College in 1977, an MBA from the University of Southern California in 1980, and an MSBA in finance from the University of Southern California in 1982.

Loreen Calarco:

Loreen Calarco, 50, has been our chief operating officer and director since July 2014.  Mrs. Calarco has been the secretary and treasurer of Custom Pool & Spa., our wholly owned subsidiary, since January 2014.  Mrs. Calarco has been an officer and director of Custom Pool Plastering, a wholly-owned subsidiary, since its inception in March 2015.  Mrs. Calarco graduated from Kings Park High School in 1983.

Jeffrey Michel:

Jeffrey Michel, 53, has been a director of the Company since July 2014.  From January 2004 through September 2012, Mr. Michel was the Chairman of Fundy Minerals Ltd.  From January 2010 through May 2013, Mr. Michel was a director of Affinity Arcade Corp.  From January 2014 through February 2015, Mr. Michel was a director and VP of Natural Discoveries, Inc.  From January 2006 through the present day, Mr. Michel has served as a director of World Mining Services Ltd.  From April 2013 through the present day, Mr. Michel has been a managing member of Affinity Restaurant Management.  From April 2004 through the present day, Mr. Michel has served as a director of Southwood Partners, Inc. From its inception in March 2015, Mr. Michel has served as a director of Custom Pool Plastering, a wholly owned subsidiary of the Company.  Since November 2014, Mr. Michel has served as a director of Hitec Corp. From January 2014 to present day, Mr. Michel has served as a Management Game Supervisory Board Member for the Tepper School of Business at Carnegie Mellon University. Mr. Michel graduated from LaSalle College High School in 1980 and from the USCG Subsistence Specialist School in 1981.

Significant Employees

We have no significant employees who are not executive officers.

Family Relationships

Lawrence Calarco and Loreen Calarco, officers and directors of the Company, are husband and wife.

Directorships

None

Involvement in Certain Legal Proceedings

During the past ten years, no director, promoter or control person:

•  has filed a petition under federal bankruptcy laws or any state insolvency laws, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•  was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•  was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting the following activities:

- Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

- Engaging in any type of business practice; or

- Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•

was the subject of any order, judgment or decree, not subsequently reverse, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding bullet point, or to be associated with persons engaged in any such activity;

•

was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•

was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•

was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

- any Federal or State securities or commodities law or regulation; or

- any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

- any law or regulation prohibiting mail or wire fraud in connection with any business activity; or

- was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and control person

Not applicable.

Code of Ethics

We have adopted a Code of Ethics.  We undertake to provide to any person, without charge, upon request, a copy of such Code of Ethics.

Corporate Governance

Nominating Committee

During the year ended December 31, 2014, there were no changes in the procedures by which security holders may recommend nominees to our board of directors.  We do not presently have a nominating committee for members of its board of directors. Nominations are considered by the entire board.

Committees of the Board of Directors

We do not presently have a compensation or audit committee. Compensation and audit matters are considered by the entire board.

Executive Compensation

The following table sets forth the compensation paid to officers and board of directors during the fiscal years ended December 31, 2014 and 2013. The table sets forth this information for salary, bonus, and certain other compensation to the board of directors and named executive officers for the past two fiscal years and includes all board of directors members and officers as of December 31, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Lawrence Calarco(1)	2014	122,500	0	0	0	0	0	0	122,500
CEO, Director	2013	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Charles Dargan II	2014	0	0	0	0	0	0	0	0
CFO, Director, Principal Accounting Officer	2013	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Loreen Calarco(1)	2014	52,500	0	0	0	0	0	0	52,500
COO, Director	2013	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1) All salary amounts paid were made through our wholly-owned subsidiary, Custom Pool & Spa.

Except for such compensation and as indicated above, no cash compensation, deferred compensation, pension benefits or long-term incentive plan awards were issued or granted to our management during the fiscal years indicated above. Further, no member of management has been granted any option or stock appreciation rights except as indicated below; accordingly, no tables relating to such items have been included within this Item.

2014 Stock Awards Plan

In November 2014, our board of directors approved the adoption of a Stock Awards Plan. The purpose is to provide a means through which we may attract, retain and motivate employees, directors and persons affiliated with us, including, but not limited to, non-employee consultants, and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase our stockholder value. A total of 7,000,000 shares were authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of our common stock.

The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the board of directors has sole discretion to set the price of the options. Further, the board of directors may amend or terminate the plan.

On May 27, 2015, we granted and approved 500,000 options each to Charles Dargan II, chief financial officer and a director and to Jeffrey Michel, a director. The stock options have a five-year maturity, vesting ratably over that period and an exercise price equal to the closing stock price on May 27, 2015 that was $0.035 per share. The fair value of the options were calculated to be $0.0265 per share using a Black Scholes model. The assumptions used in the model were 1.57% risk free rate using the 5-year constant maturity Treasury Rate, 113.19% stock volatility and 1,825 days (5 years) to maturity.

Employment Contracts and Termination of Employment and Change-in-Control arrangements.

On May 1, 2014, Custom Pool & Spa, our wholly owned subsidiary, entered into an employment agreement with Lawrence Calarco, our chief executive officer.  Under this agreement, Mr. Calarco will operate as the chairman of the board and chief executive officer through April 30, 2019.  Mr. Calarco received a salary of $3,500 per week for the remainder of 2014, and receives $182,000 annually through the remainder of the term of the agreement, subject to review by the board of directors.  In addition, Custom Pool & Spa will pay up to $10,000 annually to be used toward the payment of the premium of a disability insurance policy covering Mr. Calarco.

Mr. Calarco is entitled to a quarterly profits bonus equal to 0.5% of the net pre-tax earnings of Custom Pool & Spa should the net pre-tax earnings be equal to or greater than 15% but less than 20% of gross revenues, 1% of the net pre-tax earnings should the net pre-tax earnings be equal to or greater than 20% but less than 25% of gross revenues, 2% of the net pre-tax earnings should the net pre-tax earnings be equal to or greater than 25% but less than 35% of gross revenues, or 3% of net pre-tax earnings should the net pre-tax earnings be equal to or greater than 35% of gross revenues.  This bonus shall only be payable while Mr. Calarco is an employee of Custom Pool & Spa on the last day of the respective quarter for which such profit bonuses are being calculated.

Mr. Calarco is entitled to annual stock options in an amount equal to 1.5% of net pre-tax earnings if net pre-tax earnings are equal to or greater than 14% but less than 20% of gross revenues, 3% of net pre-tax earnings if net pre-tax earnings are equal to or greater than 20% but less than 25% of gross revenues, 6% of net pre-tax earnings if net pre-tax earnings are equal to or greater than 25% but less than 35% of gross revenues, or 3% of net pre-tax earnings if net pre-tax earnings are equal to or greater than 35% of gross revenues.

Mr. Calarco may be terminated at any time for cause due to any of the following events: 1) breach of the employment agreement, 2) gross negligence by Mr. Calarco that results in material damage to Custom Pool & Spa, 3) willful violation of corporate rules and regulations, 4) fraud, embezzlement, or other criminal conduct, or 5) committing an act of moral turpitude that results in material damage to Custom Pool & Spa.  In addition, Mr. Calarco may terminate his employment at any time by giving 45 days advance notice of such termination.

On May 1, 2014, Custom Pool & Spa entered into an employment agreement with Loreen Calarco, our chief operating officer.  Under this agreement, Mrs. Calarco will operate as a director and as chief operating officer through April 30, 2019.  Mrs. Calarco received a salary of $1,500 per week for the remainder of 2014, and will receive $78,000 annually through the remainder of the term of the agreement, subject to review by the board of directors.  In addition, Custom Pool & Spa will pay up to $10,000 annually to be used toward the payment of the premium of a disability insurance policy covering Mrs. Calarco.

Mrs. Calarco is entitled to a quarterly profits bonus equal to 0.5% of the net pre-tax earnings should the net pre-tax earnings be equal to or greater than 15% but less than 20% of gross revenues, 1% of the net pre-tax earnings should the net pre-tax earnings be equal to or greater than 20% but less than 25% of gross revenues, 2% of the net pre-tax earnings should the net pre-tax earnings be equal to or greater than 25% but less than 35% of gross revenues, or 3% of net pre-tax earnings should the net pre-tax earnings be equal to or greater than 35% of gross revenues.  This bonus shall only be payable while Mrs. Calarco is an employee of Custom Pool & Spa on the last day of the respective quarter for which such profit bonuses are being calculated.

Mrs. Calarco is entitled to annual stock options in an amount equal to 1.5% of net pre-tax earnings if net pre-tax earnings are equal to or greater than 14% but less than 20% of gross revenues, 3% of net pre-tax earnings if net pre-tax earnings are equal to or greater than 20% but less than 25% of gross revenues, 6% of net pre-tax earnings if net pre-tax earnings are equal to or greater than 25% but less than 35% of gross revenues, or 3% of net pre-tax earnings if net pre-tax earnings are equal to or greater than 35% of gross revenues.

Mrs. Calarco may be terminated at any time for cause due to any of the following events: 1) breach of the employment agreement, 2) gross negligence by Mrs. Calarco that results in material damage to Custom Pool & Spa, 3) willful violation of the corporate rules and regulations, 4) fraud, embezzlement, or other criminal conduct, or 5) committing an act of moral turpitude that results in material damage to Custom Pool & Spa.  In addition, Mrs. Calarco may terminate her employment at any time by giving 45 days advance notice of such termination.

On February 1, 2015, we entered into an engagement agreement with CFO 911, an entity that provides accounting, financial and operational services to engage Charles K. Dargan II to act as our chief financial officer.  The term of the engagement is for one year commencing February 1, 2015.  Mr. Dargan II receives $6,250 per quarter.  Additionally, Mr. Dargan II received 500,000 stock options as described below.

Compensation of Directors

 On May 27, 2015, we granted and approved 500,000 options each to Charles Dargan II, chief financial officer and a director and to Jeffrey Michel, a director. The stock options have a five-year maturity, vesting ratably over that period and an exercise price equal to the closing stock price on May 27, 2015 that was $0.035 per share. No other compensation has been paid to our directors.

Limitation on Liability and Indemnification

We are a Nevada corporation. The Nevada Revised Statutes provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Our articles of incorporation contain a provision eliminating the personal liability of our directors or our shareholders for monetary damages to the fullest extent provided by the NRS.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation's articles of incorporation. Our articles of incorporation do not contain any such limitation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.  Our articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

The NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of the Company to the full extent permitted by Nevada law.

Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or who is or was serving at the request of the Company as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of September 28, 2015, the number and percentage of our outstanding common shares owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name and Address of Stockholder

Shares

% Owned

Lawrence & Loreen Calarco(1)

65,440,471 indirect

80.74%

  5021 SW Saint Creek Drive

  Palm City, FL 34990

Charles Dargan II

100,000

0.12%

819 S. Ruby Drive

Key Largo, FL 33037

Jeffrey Michel

0

0.00%

177 N US Highway One, Suite 146

Tequesta, FL 33469

Officers and Directors as a Group

   (4 persons)

65,440,471 indirect

80.74%

100,000 direct

0.12%

(1)

Based on 81,041,422 common shares outstanding as of September 28, 2015.

(2)

Lawrence and Loreen Calarco, officers and directors of the Company, are husband and wife, and control these shares through the Lawrence & Loreen Calarco Family Trust.

Changes in Control

There are no present arrangements or pledges of our securities that may result in a change in control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

On May 27, 2015, we granted and approved 500,000 options each to Charles Dargan II, chief financial officer and a director and to Jeffrey Michel, a director. The stock options have a five-year maturity, vesting ratably over that period and an exercise price equal to the closing stock price on May 27, 2015 that was $0.035 per share. The fair value of the options were calculated to be $0.0265 per share using a Black Scholes model. The assumptions used in the model were 1.57% risk free rate using the 5-year constant maturity Treasury Rate, 113.19% stock volatility and 1,825 days (5 years) to maturity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as indicated below, there were no material transactions, or series of similar transactions, during our last two fiscal years, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for such fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

On September 11, 2014, we acquired all of the outstanding common shares of Custom Pool & Spa, an entity engaged in the pool service business, in exchange for 19,446,783 of our common shares.  Custom Pool & Spa was controlled by the Lawrence and Loreen Calarco Trust, beneficially owned by Lawrence and Loreen Calarco, officers and directors of the Company.

At December 31, 2014 and 2013, we had an advance payable of $86,150 and $143,345 respectively, from the Lawrence and Loreen Calarco Trust. The advance payable was used for expenditures on behalf of Custom Pool & Spa. The terms of the advance payable are non-interest bearing and it is due on demand.

On May 27, 2015, we granted and approved 500,000 options each to Charles Dargan II, chief financial officer and a director and to Jeffrey Michel, a director. The stock options have a five-year maturity, vesting ratably over that period and an exercise price equal to the closing stock price on May 27, 2015 that was $0.035 per share.

Promoters and Certain Control Persons

Except as indicated under the heading “Transactions with Related Persons” above, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Director Independence

Jeffrey Michel is the only independent director serving on our board of directors.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of our articles of incorporation and bylaws.

Authorized Capital

The total number shares that we have the authority to issue is two hundred fifty million (250,000,000) common shares, par value $0.001.

Common Stock

Our common stock has the following powers, rights, qualifications, limitations and restrictions:

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.     After we shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3.    In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company, the holders of the common stock shall be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of common shares held by each.

Transfer Agent

We have retained the services of Island Stock Transfer, 15500 Roosevelt Boulevard, Clearwater, FL 33760, to act as our transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 81,041,422 common shares outstanding, 8,300,951 of which may be freely traded without registration or an applicable exemption.  The 13,956,762 common shares being registered pursuant to this registration statement shall be freely tradable upon the effective date of the registration statement until the termination of the offering, unless sold.

Any additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the Company under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

Market Information

There is a limited public trading market for the common stock. Our common stock is quoted on the OTC Market Pink Sheets under the symbol "SWMM", with quotations that commenced in October 2009; however, the market for shares of our common stock is extremely limited. No assurance can be given that the present limited market for our common stock will continue or will be maintained.

For any market that is maintained for our common stock, the resale of “restricted securities” pursuant to Rule 144 of the Commission by members of management or other persons may have a substantial adverse impact on any such public market.  Present members of management have already satisfied the one-year holding period of Rule 144 for public sales of a large portion of their holdings in the Company thereunder.

A minimum holding period of six months is required for resales under Rule 144. In addition, affiliates of the Company must comply with certain other requirements, including publicly available information concerning the Company; limitations on the volume of “restricted securities” which can be sold in any 90-day period; the requirement of unsolicited broker’s transactions; and the filing of a Notice of Sale on Form 144.

The following table sets forth the range of high and low sales prices for our common stock for each of the fiscal quarters for the past year as reported on the OTC Market Pink Sheets. These prices represent inter-dealer prices without adjustments for mark-up, markdown, or commission and do not necessarily reflect actual transactions

High ($)

  Low ($)

September 30, 2013

0.01

0.00

December 31, 2013

0.00

0.00

March 31, 2014

0.55

0.00

June 30, 2014

0.25

0.05

September 30, 2014

0.30

0.01

December 31, 2014

0.20

0.06

March 31, 2015

0.71

0.10

June 30, 2015

0.11

0.02

Holders

As of September 28, 2015, we have approximately 1,921 shareholders of record of our common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

Dividend Policy

As of the date of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

Recent Sales of Unregistered Securities

During the fiscal year ended December 31, 2014 and the six months ended June 30, 2015, we issued the following securities:

   a) 2/24/14 – 300,000 (post 1 for 100 common stock split) common shares to Douglas Roe, a then officer and director of the issuer for services valued at $3,000;

   (b) 3/19/14 – 240,000 (post 1 for 100 common stock split) common shares to six non-affiliates for debt conversion valued at $2,400;

   (c) 9/4/14 – 3,000,000 common shares to Lisa Corso for $150,000;

   (e) 9/9/14 – 100,000 common shares to Charles K. Dargan II, an officer and director of the Company for $100;

   (f) 9/9/14 – 200,000 common shares to R&R Trust, Henry Ritter, Trustee, a former director of the Company for $200;

   (g) 9/10/14 – 500,000 common shares to Anthony C. Soviero for $25,000;

   (h) 9/12/14 – 500,000 common shares to Robert M. Erato for $25,000;

   (i) 9/12/14 – 2,000,000 common shares to Robert P. Renna for $100,000; and

   (j) 9/12/14 – 1,000,000 common shares to MarJonJac LLC for $50,000

On September 11, 2014, through a stock exchange, we acquired all of the outstanding common shares of Custom Pool & Spa for an aggregate of 19,946,783 common shares issued to two entities. The principal shareholders of Custom Pool & Spa at the acquisition date was the Lawrence and Loreen Calarco Family Trust, beneficially owned by Lawrence Calarco and Loreen Calarco, our officers and directors.   The other entity is a non-affiliate.

The above issued common shares were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Issuer Purchases of Equity Securities

We did not repurchase any of its common shares during the years ended December 31, 2014 or 2013.

EXPERTS

Our financial statements as of December 31, 2014 and 2013 appearing in this prospectus and in the registration statement have been audited by Hacker, Johnson & Smith PA, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We anticipate that we (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations. As of the filing of this document, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Our fiscal year ends on December 31.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

CPSM, INC.

Index to

Financial Statements

Page

Consolidated Balance Sheets as of June 30, 2015 (unaudited) and

   December 31, 2014

 46

Consolidated Statements of Operations (Unaudited) for the

   Three and Six Months Ended June 30, 2015 and 2014

47

Consolidated Statement of Stockholders’ Equity (Unaudited)

   for the Six Months Ended June 30, 2015

49

Consolidated Statements of Cash Flow (Unaudited) for the

   Six Months Ended June 30, 2015 and 2014

50

Notes to the Consolidated Financial Statements (Unaudited)

52

Report of Independent Registered Public Accounting Firm

64

Consolidated Balance Sheets as December 31, 2014 and 2013

65

Consolidated Statements of Operations for the Years Ended December

   31, 2014 and 2013

66

Consolidated Statements of Stockholders' Equity for

   the Years Ended December 31, 2014 and 2013

67

Consolidated Statements of Cash Flow for the Years Ended December

   31, 2014 and 2013

68

Notes to the Consolidated Financial Statements

69

CPSM, Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2015 and December 31, 2014

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Cash	$ 655,868	$ 557,920
Accounts Receivable	104,914	83,707
Dus from Related Party	9,149	8,139
Inventory	46,190	62,525
Deposits	8,000	3,000
Total Current Assets	824,121	715,291

Property and Equipment, Net	424,721	317,326
Deferred Tax Asset	41,831	41,831
Intangible Assets, Net	24,342	26,934
Total Assets	$1,315,015	$1,101,382

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable and Accrued Liabilities	$ 136,976	$ 121,669
Stockholder Advance Payable	79,750	86,150
Bank Line of Credit	22,904	31,136
Notes Payable - Current	17,500	17,500
SBA Loan - Current	56,172	56,172
Customer Deposits	132,209	77,833
Total Current Liabilities	445,511	390,460

Long Term Liabilities
Notes Payable - Long Term	148,502	69,689
SBA Loan - Long Term	170,202	198,444
Promissory Note - Stockholder	210,000	210,000
Total Liabilities	974,215	868,593

Stockholders' Equity
Common Stock, $0.001 par value, 250,000,000 Shares Authorized, 81,041,422 Shares Issued and Outstanding at June 30, 2015 and December 31, 2014, respectively	81,041	81,041
Additional Paid-in Capital	142,939	140,945
Retained Earnings	116,820	10,803
Total Stockholders' Equity	340,800	232,789
Total Liabilities and Stockholders' Equity	$1,315,015	$1,101,382

The accompanying Notes are an integral part of the consolidated financial statements

CPSM, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2015 and 2014

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$927,418	$907,370	$1,845,167	$1,755,520

Costs and Expenses:
Cost of Revenue:
Purchases	297,937	427,567	533,496	725,795
Service Costs	408,008	291,595	778,166	557,468
Sales and Marketing	12,748	16,650	20,332	39,528
General and Administrative	185,588	110,236	316,922	202,041
Depreciation and Amortization	16,140	14,320	31,784	28,586

Total Costs and Expenses	920,421	860,368	1,680,700	1,553,418

Other (Income) Expenses:
Interest Expense	6,065	5,848	12,275	10,844
Other (Income) Expense	(10)	(12)	246	(5,461)

Total Other Expense	6,055	5,836	12,521	5,383

Income Before Income Tax	942	41,166	151,946	196,719

Income Tax
Current	141	-	45,929	-
Total Income Tax	141	-	45,929	-

Net Income	$ 801	$ 41,166	$106,017	$ 196,719

Net Earnings per Common Share:
Basic and Diluted	$ -	$ -	$ -	$ -

Weighted Average Number of Common Shares Outstanding	81,041,422	53,324,855	81,041,422	52,533,771

Unaudited Pro Forma Tax and Net Income

 and Per Share Information for S Corp. Periods

Net Income	-	41,166	-	196,719
Pro Forma Income Tax Adjustment	-	6,175	-	64,893
Pro Forma Net Income	$ -	$ 34,991	$ -	$ 131,826

Pro Forma Basic and Diluted Net Earnings Per Common Share	$ -	$ -	$ -	$ -

The accompanying Notes are an integral part of the consolidated financial statements

CPSM, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Six Months Ended June 30, 2015

Unaudited

	Common Stock		Additional Paid-In	Retained	Total Stockholders
	Shares	Amount	Capital	Earnings	Equity
Balance at December 31, 2012	81,041,422	$81,041	$140,945	$10,803	$232,789

Issuance of Stock Options for Services to the Board of Directors	-	-	494	-	494
Accrued Tax Liability	-	-	1,500	-	1,500
Net Income	-	-	-	106,017	106,017
Balance at June 30, 2015	81,041,422	$81,041	$142,939	$116,820	$340,800

CPSM, Inc. and Subsidiaries

Consolidated Statements of Cash Flow

Unaudited

	For the Six Months Ended June 30,
	2015	2014
Cash Flow from Operating Activities:
Net Income	$106,017	$196,719
Adjustments to Reconcile Net Income to Net Cash provided by Operating Activities:
Depreciation and Amortization	31,784	28,586
Non-cash Stock Option Compensation	494	-

Increase (Decrease) in Cash from change in:

Accounts Receivable	(21,207)	(107,741)
Due from Related Party	(1,010)	(542)
Inventory	16,335	(33,568)
Deposits	(5,000)	-
Accounts Payable and Accrued Expenses	16,807	69,703
Customer Deposits	54,376	58,499

Net Cash Provided By Operating Activities	198,596	211,656

Cash Flow from Investing Activities:
Purchase of Property and Equipment	(133,391)	(72,612)
Purchase of Intangible Property	(3,196)	(15,000)

Net Cash Used in Investing Activities	(136,587)	(87,612)

Cash Flow from Financing Activities:
Payment on Bank Letter of Credit	(8,232)	-
Proceeds from Bank Letter of Credit	-	1,072
Payment on Notes Payable	(8,567)	(36,182)
Payment on Stockholder Advance Payable	(6,400)	(6,998)
Payment on SBA Loan	(28,242)	(27,008)
Issuance of Notes Payable	87,380	66,101

Net Cash Provided by (Used in) Financing Activities	35,939	(3,015)

Net Increase in Cash	$97,948	$121,029

Cash at the Beginning of the Period	$557,920	$109,940
Cash at the End of the Period	$655,868	$230,969

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Interest	$ 10,553	$ 10,700
Taxes	$ 8,000	$ -

Supplemental Disclosures of Non-Cash Information:
Issuance of Promissory Note - Incurred with the acquisition of common stock of CPSM, Inc.	$ -	$210,000
Deferred Income Tax Asset Resulting from Reorganization	$ -	$ 79,023

The accompanying Notes are an integral part of the consolidated financial statements

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 1 – NATURE OF OPERATIONS

CPSM, Inc. (“CPSM”) and its wholly-owned subsidiaries, Custom Pool & Spa Mechanics, Inc. (“Custom Pool”), and Custom Pool Plastering Inc. (“CPP”) collectively (the “Company”) are primarily engaged in the provision of full line pool and spa services, specializing in pool maintenance and service, repairs, leak detection, renovations, decking and remodeling.  The primary market area includes Martin, St Lucie and Indian River counties, Florida.

NOTE 2 - RECAPITALIZATION

On September 11, 2014, through a stock exchange CPSM acquired all of the outstanding common shares of Custom Pool. The principal shareholder of Custom Pool at the acquisition date was the Lawrence and Loreen Calarco Family Trust (the “Calarco Trust”), beneficially owned by Lawrence Calarco, an officer and director of the Company and Loreen Calarco an officer and director of the Company.

For accounting purposes the transaction is accounted for as a reverse recapitalization. Reverse recapitalization accounting applies when a non-operating shell company (CPSM) acquires a private operating company (Custom Pool) and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.

On June 12, 2014, the Calarco Trust and four investors purchased approximately 98.5% of the outstanding common shares of Nevcor Business Solutions, Inc. (“Nevcor”). Subsequently, Nevcor was changed to CPSM, Inc.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Basis of Presentation

The accompanying unaudited, consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and the Securities and Exchange Commission (“SEC”) rules for interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations.

However, in the opinion of management, the accompanying interim consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the Company’s consolidated financial position as of June 30, 2015 and the consolidated results of operations and cash flows for the periods presented. The consolidated results of operations for interim periods are not necessarily indicative of the results of operations to be expected for any subsequent interim period or for the fiscal year ended December 31, 2015. The accompanying unaudited consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2014 included in the Company’s S-1.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions are considered to be cash equivalents. Substantially all of the cash and cash equivalents are placed with one financial institution. From time to time during the year the cash accounts are exposed to credit loss for amounts in excess of insured limits of $250,000 in the event of non-performance by the institution, however, it is not anticipated that there will be non-performance.

Allowance for uncollectible receivables

Management evaluates credit quality by evaluating the exposure to individual counterparties, and, where warranted, management also considers the credit rating or financial position, operating results and/or payment history of the counterparty. Management establishes an allowance for amounts for which collection is considered doubtful. Adjustments to previous assessments are recognized in income in the year in which they are determined. At June 30, 2015 and December 31, 2014, no receivables were determined to be overdue or impaired and, accordingly, no allowance for uncollectible receivables has been established.

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Inventory

Inventory consists principally of pool chemicals and resurfacing materials. Inventory has a short turnover cycle. It is valued at the lower of cost or market using the First-in, First-out method.

Property and Equipment

Land is stated at cost. Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Land and building represent the primary office facility of the Company. The equipment is largely comprised of computers and motor vehicles used in the pool service business.

Intangible Assets

Intangible assets consist primarily of customer lists and other purchased assets with a definite life, and these are amortized using the straight-line method over those estimated useful lives.

Amortization expense will be approximately $14,000 and $13,000 for the years ended December 31, 2015 and 2016.

Customer Deposits

The Company collects initial deposits from customers for pool resurfacing and remediation work and recognizes the revenue when the work is completed.

Revenue Recognition

Revenue is recognized when the pool service is completed and the collectability is reasonably assured. For pool resurfacing and remediation work, revenue is recognized at the time of completion of the job.

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of U.S. GAAP which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values.

In accordance with U.S. GAAP, the fair value of stock-based awards is generally recognized as compensation expense over the requisite service period, which is defined as the period during which an employee is required to provide service in exchange for an award. The Company uses a straight-line attribution method for all grants that include only a service condition. Compensation expense related to all awards is included in other operating expense.

Income Taxes

Through June 30, 2014 the stockholders of the Company elected to be taxed as an S-Corporation for federal and state income tax purposes, all items of income and expense flowed through to the stockholders, therefore no provision for income taxes was reflected from January 1, 2014 through June 30, 2014.

Effective July 1, 2014 the stockholders of the Company elected to be taxed as a C-Corporation and as a result income taxes are accounted for as follows:

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of asset and liabilities.  Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The effect on deferred tax asset and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by generally accepted accounting principles (“GAAP”).  Under GAAP, the tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained by the taxing authority as of the reporting date.  If the tax position is not considered “more-likely-than-not” to be sustained, then no benefits of the position are recognized.  Management believes there are no unrecognized tax benefits or uncertain tax positions as of June 30, 2015 and December 31, 2014.

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Si Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

The Company recognizes interest and penalties on income taxes as a component of income tax expense, should such an expense be realized.

Basic and Diluted Net Earnings per Share

The Company computes earnings per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings per share is computed by dividing net earnings available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings per share excludes all potential common shares if their effect is anti-dilutive. The Company has 1,000,000 stock options that are potentially dilutive, however, those stock options are out of the money and are not dilutive as of June 30, 2015. Accordingly basic earnings and diluted earnings per share are the same.

Fair Value Measurement

Generally accepted accounting principles establishes a hierarchy to prioritize the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest ranking to the fair values determined by using unadjusted quoted prices in active markets for identical assets (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). Observable inputs are those that market participants would use in pricing the assets based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities.

Use of Estimates and Assumptions

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and 2014

Unaudited

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,

CONTINUED

the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-08 (ASU 2014-08), Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360). ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations. Under ASU 2014-08, only disposals representing a strategic shift in operations or that have a major effect on the Company’s operations and financial results should be presented as discontinued operations. ASU 2014-08 is effective for annual periods beginning after December 15, 2014. The adoption of this guidance did not have any impact on the Company’s financial statement presentation or disclosures.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact the adoption of ASU 2014-09 on the Company’s financial statement presentation and disclosures.

NOTE 5 – CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high-credit quality financial

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 5 – CONCENTRATIONS OF CREDIT RISK, CONTINUED

institutions. At June 30, 2015 and December 31, 2014 the Company had cash and cash equivalent balances in excess of federally insured limits in the amount of approximately $405,868 and $307,920, respectively.

Accounts receivable are financial instruments that potentially expose the Company to concentration of credit risk. However, accounts receivable of $104,914 and $83,707 at June 30, 2015 and December 31, 2014, respectively, are comprised of many pool service customer accounts, none of which are individually significant in size. The Company historically has collected substantially all of its receivables.

NOTE 6 – FAIR VALUE ESTIMATES

The Company measures financial instruments at fair value in accordance with ASC 820, which specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions.

Management believes the carrying amounts of the Company's cash, accounts receivable, accounts payable as of June 30, 2015 and December 31, 2014 approximate their respective fair values because of the short-term nature of these instruments. The Company measures its letter of credit, notes payable and loans in accordance with the hierarchy of fair value based on whether the inputs to those valuation techniques are observable or unobservable. The hierarchy is:

   Level 1 – Quoted prices for identical instruments in active markets;

   Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

   Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 6 – FAIR VALUE ESTIMATES, CONTINUED

The fair value of the line of credit, notes payable and loans December 31, 2014 and June 30, 2015 were as follows:

	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Carrying
	(Level 1)	(Level 2)	(Level 3)	Value
Year Ended December 31, 2014
Bank Line of Credit	-	$31,136	-	$31,136
Notes Payable	-	$85,134	-	$87,189
SBA Loan	-	$254,616	-	$254,616
Promissory Note - Stockholder	-	-	$175,434	$210,000
Stockholder Loan	-	-	$86,150	$86,150

Period Ended June 30, 2015
Bank Line of Credit	-	$22,904	-	$22,904
Notes Payable	-	$166,002	-	$163,947
SBA Loan	-	$226,374	-	$226,374
Promissory Note - Stockholder	-	-	$175,434	$210,000
Stockholder Loan	-	-	$79,750	$79,750

NOTE 7 – STOCKHOLDER ADVANCE PAYABLE

At June 30, 2015 and December 31, 2014, the Company also had an advance payable of $79,750 and $86,150, respectively, from the Lawrence and Loreen Calarco Family Trust, beneficially owned by Lawrence Calarco, an officer and director of the Company and Loreen Calarco, an officer and director of the Company. The advance payable was used in the original acquisition of Custom Pool. The terms of the advance payable are non-interest bearing and it is due on demand.

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 8 – BANK LINE OF CREDIT

The Company maintains a $50,000 revolving line of credit with a regional bank. The line of credit has a ten year maturity, but is due upon demand by the bank. The interest rate is currently 5.25%, and it is a floating rate, 2.0% over the Wall Street Journal Prime Rate Index. The outstanding balance as of June 30, 2015 and December 31, 2014, respectively is $22,904 and $31,136. The Company is currently in compliance with the terms of the line of credit.

NOTE 9 – NOTES PAYABLE

At June 30, 2015 and December 31, 2014 the Company has $166,002 and $87,189 respectively, in notes payable secured against the motor vehicles used in the pool services and pool resurfacing businesses. The interest rates range from 2.99% to 5.75% and the maturities range from three to six years. The Company is currently in compliance with the terms of the loans.

NOTE 10 – LONG TERM LOANS

At June 30, 2015 and December 31, 2014, the Company has a long term loan from Wells Fargo Bank which is guaranteed by the Small Business Administration. The terms of the loan have a floating interest rate of 2.00% over the Wall Street Journal Prime Rate Index, with the interest rate currently at 5.5%. The loan matures in January 2019. The loan is secured by all of the assets of Custom Pool & Spa Mechanics, Inc. and by personal guaranties of Lawrence and Loreen Calarco. The outstanding balance of the loan at June 30, 2015 and December 31, 2014 is $226,374 and $254,616 respectively. The Company is currently in compliance with the terms of this loan.

At June 30, 2015 and December 31, 2014, the Company has a Promissory Note from a stockholder for $210,000, which was incurred with the acquisition of the common stock of CPSM, Inc.

The term of the Promissory Note is 5 years and the note has an interest rate set at the 5 Year Treasury Note rate, currently set at 1.64% and which resets annually from June 3, 2014. The principal is due on the final maturity of June 3, 2019. The Company has not paid interest, but has accrued interest expense of $3,713 and $144 as of June 30, 2015 and June 30, 2014, respectively. The Company is in compliance with the provisions of this Note.

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 11 - CAPITAL STOCK

Prior to the consummation of the recapitalization transaction CPSM had 8,300,951 shares of common stock outstanding, exclusive of the common shares held by the Calarco Trust.

Post recapitalization, the Company issued 7,300,000 common shares between $0.01 per share and $0.05 per share for $353,000 of gross and net proceeds. At June 30, 2015 and December 31, 2014, the Company had 81,041,422 common shares issued and outstanding.

NOTE 12 – 2014 STOCK AWARDS PLAN

In November 2014, the board of directors of the Company approved the adoptions of a Stock Awards Plan. The purpose is to provide a means through which CPSM may attract, retain and motivate employees, directors and persons affiliated with the Company, including, but not limited to, non-employee consultants, and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.  A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company. A total of 7,000,000 shares was authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of the Company’s common stock.

The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the Board of Directors has sole discretion to set the price of the options. Further, the Board of Directors may amend or terminate the plan.

On May 27, 2015, the Board of Directors granted two individuals 500,000 options each. After issuance of the stock options, there are 6,000,000 shares available for issuance. The stock options have a five year maturity, vesting ratably over that period.

A summary of the stock option activity over the six month period ended June 30, 2015 is as follows:

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 12 – 2014 STOCK AWARDS PLAN, CONTINUED

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($000’s)
Outstanding at January 1, 2015	-	-	-	-
Granted	1,000,000	$ 0.035	5 years	-
Exercised	-
Forfeited	-
Outstanding at June 30, 2015	1,000,000	$ 0.035	4.9 Years	-
Exercisable at June 30, 2015	18,630	$ 0.035	4.9 Years	-

The Company expensed $494 of stock option compensation for the six months ended June 30, 2015.

During the six month period ended June 30, 2015, 1,000,000 stock options were granted with the fair value estimated on the date of grant using the following assumptions and the Black Scholes options pricing model:

Dividend Yield	-
Expected Volatility	113.19%
Risk Free Interest Rate	1.57%
Expected Life	5 Years
Per Share Grant Date Fair Value of Options Issued	$ 0.0265

A total of 6,000,000 shares are available for grant at June 30, 2015.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

The Company does not have any significant or long term commitments. The Company is not currently subject to any litigation.

CPSM, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2015 and For the Three and Six Months Periods

Ended June 30, 2015 and 2014

Unaudited

NOTE 14 - SUBSEQUENT EVENTS

On August 4, 2015, the Company entered into a written agreement to purchase a 5,600 square foot, free standing, commercial building in the amount of $480,000.  The Company secured a ten-year mortgage from a local banking institution with a required 20% deposit at a rate of 3.99%.  The transaction is expected to close in October 2015.

[Letterhead of Hacker, Johnson & Smith PA]

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

CPSM Inc. and Subsidiary

Palm City, Florida

We have audited the accompanying consolidated balance sheets of CPSM, Inc. and Subsidiary (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

September 28, 2015

CPSM, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
Assets
Cash	$ 557,920	$ 109,940
Accounts Receivable	83,707	92,303
Due from Related Party	8,139	1,720
Inventory	62,525	52,820
Deposits	3,000	-
Total Current Assets	715,291	256,783

Property and Equipment, Net	317,326	256,781
Deferred Tax Asset	41,831	-
Intangible Assets, Net	26,934	26,530
Total Assets	$ 1,101,382	$ 540,094

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts Payable and Accrued Liabilities	$ 121,669	$ 88,003
Stockholder Advance Payable	86,150	143,345
Bank Letter of Credit	31,136	38,079
Notes Payable - Current	17,500	18,082
SBA Loan - Current	56,172	55,869
Customer Deposits	77,833	42,238
Total Current Liabilities	390,460	385,616

Long Term Liabilities
Notes Payable - Long Term	69,689	5,560
SBA Loan - Long Term	198,444	254,616
Promissory Note - Shareholder	210,000
Total Liabilities	868,593	645,792

Stockholders' Equity Deficit
Common Stock, $0.001 par value, 250,000,000 Shares
Authorized, 81,041,422 Shares and 65,440,471 Shares Issued and Outstanding at December 31, 2014 and 2013, respectively	81,041	124

Additional Paid-in Capital	140,945	-
Retained Earnings (Accumulated Deficit)	10,803	(105,822)
Total Stockholders' Equity (Deficit)	232,789	(105,698)

Total Liabilities and Stockholders' Equity (Deficit)	$ 1,101,382	$ 540,094

The accompanying notes are an integral part of the consolidated financial statements.

CPSM, Inc. and Subsidiary

Consolidated Statements of Operations

	Year Ended December 31, 2014	Year Ended December 31, 2013
Revenue	$ 3,401,929	$ 2,717,477

Costs and Expenses:
Cost of Revenue:
Purchases	1,545,273	1,253,001
Service Costs	918,956	736,839
Sales and Marketing	66,461	44,389
General and Administrative	635,951	513,782
Depreciation and Amortization	57,708	112,382

Total Costs and Expenses	3,224,349	2,660,393

Other (Income) Expense:
Interest Expense	24,313	23,517
Other Income	(5,475)	(159)

Total Other Expense	18,838	23,358

Income Before Income Tax	158,742	33,726

Income Tax
Current	4,925	-
Deferred	37,192	-
Total Income Tax	42,117	-
Net Income	$ 116,625	$ 33,726

Net Earnings per Common Share:
Basic and Diluted	$ -	$ -

Weighted Average Number of Common
Shares Outstanding	72,024,725	65,440,471

Unaudited Pro Forma Tax and Net Income Ad Per Share Information for S Corp Periods
Net Income	116,625	33,726
Pro Forma Income Tax Adjustment	34,901	5,059
Pro Forma Net Income	$ 81,724	$ 28,667

Pro Forma Basic and Diluted Net Earnings Per Common Share	$ -	$ -

The accompanying notes are an integral part of the consolidated financial statements.

CPSM, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2014 and 2013

	Common Stock		Additional Paid - In	(Accumulated Deficit) Retained	Total Stockholders' Equity
	Shares	Amount	Capital	Earnings	(Deficit)

Balance at December 31, 2012	65,440,471	$ 124	$ -	$ (139,548)	$ (139,424)

Net Income				33,726	33,726

Balance at December 31, 2013	65,440,471	124	-	(105,822)	(105,698)

Stock Issued in Acquisition of CPSM, Inc., formerly known as Nevcor Business Solutions, Inc. (“Nevcor”)	8,300,951	8,301	(8,462)	-	(161)

Adjustment - Promissory Note Stockholder, net of Taxes of $79,023			(130,977)	-	(130,977)

Issuance of Stock	7,300,000	7,300	345,700	-	353,000
Reclassification of Additional paid-in Capital to Common Stock	-	65,316	(65,316)	-	-
Net Income	-	-	-	116,625	116,625

Balance at December 31, 2014	81,041,422	$81,041	$ 140,945	$ 10,803	$ 232,789

The accompanying notes are an integral part of the consolidated financial statements.

CPSM, Inc. and Subsidiary

Consolidated Statements of Cash Flow

	Year Ended December 31, 2014	Year Ended December 31, 2013
Cash Flow from Operating Activities:
Net Income	$ 116,625	$ 33,726

Adjustments to Reconcile Net Income to Net Cash
from Operating Activities:
Depreciation and Amortization	57,708	112,382
Deferred Income Tax Expense	37,192	-

Increase (Decrease) in Cash from change in:

Accounts Receivable	8,596	4,182
Due from Related Party	(6,419)	-
Inventory	(9,705)	(14,786)
Deposit	(3,000)	-
Accounts Payable and Accrued Liabilities	33,505	(60,313)
Customer Deposits	35,595	29,145
Net Cash Provided By Operating Activities	270,097	104,336

Cash Flow from Investing Activities:
Purchase of Property and Equipment	(103,658)	(73,364)
Purchase of Intangible Property	(15,000)	-

Net Cash Used in Investing Activities	(118,658)	(73,364)

Cash Flow from Financing Activities:
Issuance of Common Stock	353,000	-
Payment on Bank Line of Credit	(6,943)	-
Proceeds from Bank Line of Credit	-	38,079
Payment on Notes Payable	(18,042)	(40,405)
Payment on Shareholder Loan	(57,194)	(1,764)
Payment on SBA Loan	(55,869)	(52,151)
Issuance of Notes Payable	81,589	-

Net Cash Provided by (Used in) Financing Activities	296,541	(56,241)

Net Increase (Decrease) in Cash	$ 447,980	$ (25,269)

Cash at the Beginning of the Year	$ 109,940	$ 135,209
Cash at the End of the Year	$ 557,920	$ 109,940

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$ 20,820	$ 23,517
Supplemental Disclosures of Non-Cash Information:
Issuance of Promissory Note – incurred with the acquisition of CPSM Inc. Shares	$ 210,000	$ -
Deferred Income Tax Asset Resulting from Reorganization	$ 79,023	$ -

The accompanying notes are an integral part of the consolidated financial statements.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 1 – NATURE OF OPERATIONS

CPSM, Inc. (“CPSM”) and its wholly-owned subsidiary, Custom Pool & Spa Mechanics, Inc. (“Custom Pool”), collectively (the “Company”) are primarily engaged in the provision of full line pool and spa services specializing in pool maintenance and service, repairs, leak detection, renovations, decking and remodeling.  The primary market area includes Martin, St Lucie and Indian River counties, Florida.

NOTE 2 - RECAPITALIZATION

On September 11, 2014, through a stock exchange, CPSM acquired all of the outstanding common shares of Custom Pool. The principal shareholder of Custom Pool at the acquisition date was the Lawrence and Loreen Calarco Family Trust, (“Calarco Trust”) beneficially owned by Lawrence Calarco, an officer and director of the Company and Loreen Calarco, an officer and director of the Company.

For accounting purposes the transaction is accounted for as a reverse recapitalization. Reverse recapitalization accounting applies when a non-operating shell company (CPSM) acquires a private operating company (Custom Pool) and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.

On June 12, 2014, the Calarco Trust and four investors purchased approximately 98.5% of the outstanding common shares of Nevcor Business Solutions, Inc. (“Nevcor”). Subsequently, Nevcor was changed to CPSM, Inc.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles general accepted in the United States of America (“GAAP”).

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less or money market accounts held at financial institutions are considered to be cash equivalents. Substantially all of the cash and cash equivalents are placed with one financial institution. From time to time during the year the cash accounts are exposed to credit loss for amounts in excess of insured limits of $250,000 in the event of non-performance by the institution, however, it is not anticipated that there will be non-performance.

Allowance for uncollectible receivables

Management evaluates credit quality by evaluating the exposure to individual counterparties, and, where warranted, management also considers the credit rating or financial position, operating results and/or payment history of the counterparty. Management establishes an allowance for amounts for which collection is considered doubtful. Adjustments to previous assessments are recognized in income in the year in which they are determined. At December 31, 2014 and 2013, no receivables were determined to be overdue or impaired and, accordingly, no allowance for uncollectible receivables has been established.

Inventory

Inventory consists principally of pool chemicals and resurfacing materials. Inventory has a short turnover cycle. It is valued at the lower of cost or market using the First-in, First-out method.

Property and Equipment

Land is stated at cost. Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Land and building represent the primary office facility of the Company. The equipment is largely comprised of computers and motor vehicles used in the pool service business.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Intangible Assets

Intangible assets consist primarily of customer lists and other purchased assets with a definite life, and these are amortized using the straight-line method over those estimated useful lives. Amortization expense will be approximately $14,000 and $13,000 for the years ended December 31, 2015 and 2016.

Customer Deposits

The Company collects initial deposits from customers for pool resurfacing and remediation work and recognizes the revenue when the work is completed.

Revenue Recognition

Revenue is recognized when the pool service is completed and the collectability is reasonably assured. For pool resurfacing and remediation work, revenue is recognized at the time of completion of the job.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of U.S. GAAP which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values.

 In accordance with U.S. GAAP, the fair value of stock-based awards is generally recognized as compensation expense over the requisite service period, which is defined as the period during which an employee is required to provide service in exchange for an award. The Company uses a straight-line attribution method for all grants that include only a service condition. Compensation expense related to all awards is included in other operating expense.

Income Taxes

Through June 30, 2014 the stockholders of the Company elected to be taxed as an S-Corporation for federal and state income tax purposes, all items of income and expense flowed through to the stockholders, therefore no provision for income taxes was reflected in the 2013 consolidated financial statements or for the period from January 1, 2014 through June 30, 2014.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Effective July 1, 2014 the stockholders of the Company elected to be taxed as a C-Corporation and as a result income taxes are accounted for as follows:

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of asset and liabilities.  Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The effect on deferred tax asset and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP.  Under GAAP, the tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained by the taxing authority as of the reporting date.  If the tax position is not considered “more-likely-than-not” to be sustained, then no benefits of the position are recognized.  Management believes there are no unrecognized tax benefits or uncertain tax positions as of December 31, 2014 and December 31, 2013.

The Company recognizes interest and penalties on income taxes as a component of income tax expense, should such an expense be realized.

Basic and Diluted Net Earnings per Share

The Company computes earnings per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statements of operations. Basic earnings per share is computed by dividing net earnings available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic earnings and diluted earnings per share are the same.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Fair Value Measurement

Generally accepted accounting principles establishes a hierarchy to prioritize the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest ranking to the fair values determined by using unadjusted quoted prices in active markets for identical assets (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). Observable inputs are those that market participants would use in pricing the assets based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities.

Use of Estimates and Assumptions

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-08 (ASU 2014-08), Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360). ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations. Under ASU 2014-08, only disposals representing a strategic shift in operations or that have a major effect on the Company’s operations and financial results should be presented as discontinued operations. ASU 2014-08 is effective for annual periods beginning after December 15, 2014. The adoption of this guidance did not have any impact on the Company’s financial statement presentation or disclosures.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED

it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact the adoption of ASU 2014-09 on the Company’s financial statement presentation and disclosures.

NOTE 5 – CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At December 31, 2014 the Company had cash and cash equivalent balances in excess of federally insured limits in the amount of approximately $307,920.

Accounts receivable are financial instruments that potentially expose the Company to concentration of credit risk. However, accounts receivable of $83,707 and $92,303 at December 31, 2014 and 2013 respectively are comprised of many pool service customer accounts, none of which are individually significant in size. The Company historically has collected substantially all of its receivables.

NOTE 6 – FAIR VALUE ESTIMATES

The Company measures financial instruments at fair value in accordance with ASC 820, which specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 6 – FAIR VALUE ESTIMATES, CONTINUED

Management believes the carrying amounts of the Company's cash, accounts receivable, accounts payable as of December 31, 2014 and 2013 approximate their respective fair values because of the short-term nature of these instruments. The Company measures its line of credit, notes payable and loans in accordance with the hierarchy of fair value based on whether the inputs to those valuation techniques are observable or unobservable. The hierarchy is:

   Level 1 – Quoted prices for identical instruments in active markets;

   Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

   Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 6 – FAIR VALUE ESTIMATES, CONTINUED

The fair value of the line of credit, notes payable and loans December 31, 2014 and 2013, were as follows:

	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Carrying
	(Level 1)	(Level 2)	(Level 3)	Value
Year Ended December 31, 2014
Bank Line of Credit	-	$31,136	-	$31,136
Notes Payable	-	$85,134	-	$87,189
SBA Loan	-	$254,616	-	$254,616
Promissory Note - Stockholder	-	-	$175,434	$210,000
Stockholder Advance Payable	-	-	$86,150	$86,150

Year Ended December 31, 2013
Bank Line of Credit	-	$38,079	-	$38,079
Notes Payable	-	$23,642	-	$23,642
SBA Loan	-	$310,485	-	$310,485
Stockholder Advance Payable	-	-	$143,345	$143,345

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2014 and 2013, respectively, consisted of:

Property & Equipment	Amount	Amount
Land	$ 82,980	$ 82,980
Buildings	140,715	128,712
Computer Equipment	7,479	7,479
Furniture and Fixtures	5,707	5,707
Motor Vehicles	266,524	208,041
Total, at cost	$ 503,405	$ 432,919

Accumulated Depreciation	$ 186,079	$ 176,138

Net Property & Equipment	$ 317,326	$ 256,781

NOTE 8 – STOCKHOLDER ADVANCE PAYABLE

At December 31, 2014 and 2013, the Company had an advance payable of $86,150 and $143,345 respectively, from the Calarco Trust, beneficially owned by Lawrence Calarco, an officer and director of the Company and Loreen Calarco an officer and director of the Company. The advance payable was used for expenditures on behalf of Custom Pool. The terms of the advance payable are non-interest bearing and it is due on demand.

NOTE 9 – BANK LINE OF CREDIT

The Company maintains a $50,000 revolving line of credit with a regional bank. The line of credit has a ten-year maturity, but is due upon demand by the bank. The interest rate is currently 5.25%, and it is a floating rate, 2.0% over the Wall Street Journal Prime Rate Index. The outstanding balance as of December 31, 2014 and 2013, respectively, is $31,136 and $38,079. The Company is currently in compliance with the terms of the line of credit.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 10 – NOTES PAYABLE

At December 31, 2014 and 2013, the Company has $87,189 and $23,642 respectively, in notes payable secured against the motor vehicles used in the pool services business. The interest rates range from 2.99% to 5.75% and the maturities range from three to six years. The Company is currently in compliance with the terms of the loans.

NOTE 11 – LONG TERM LOANS

At December 31, 2014 and 2013, the Company has a long term loan from Wells Fargo Bank which is guaranteed by the Small Business Administration. The terms of the loan have a floating interest rate of 2.00% over the Wall Street Journal Prime Rate Index, with the interest rate currently at 5.5%. The loan matures in January 2019. The loan is secured by all of the assets of Custom Pool & Spa Mechanics, Inc. and by personal guaranties of Lawrence and Loreen Calarco. The outstanding balance of the loan at December 31, 2014 and 2013 is $254,616 and $310,485 respectively. The Company is currently in compliance with the terms of this loan.

At December 31, 2014, the Company has a Promissory Note from a stockholder for $210,000, which was incurred with the acquisition of Custom Pool’s shares. The term of the Promissory Note is 5 years and the note has an interest rate set at the 5 Year Treasury Note rate, currently set at 1.64% and which resets annually from June 3, 2014. The principal is due on the final maturity of June 3, 2019. The Company has not paid interest, but has accrued interest expense of $1,991 as of December 31, 2014. The Company is in compliance with the provisions of this Note.

The long term debt repayments are as follows:

	2015	2016	2017	2018	2019	Thereafter
Notes Payable	17,500	18,266	16,903	15,885	12,940	5,695
SBA Loan	56,172	59,262	62,521	65,960	10,702	-
Promissory Note - Stockholder	-	-	-	-		-
Total Repayments	73,672	77,528	79,424	81,845	233,642	5,695

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 12 – INCOME TAX

For pro forma purposes on the consolidated statements of operations in 2014 and 2013, the Company’s operations are combined with Custom Pool’s and a pro forma income tax expense is presented. The tax expense is at the statutory federal and state income tax rates. Prior to July 1, 2014, Custom Pool was an S Corporation and as such was a pass-through entity and was not required to pay income taxes.

As of December 31, 2014, the U.S. Federal and Florida income tax returns filed prior to 2011 are no longer subject to examination by the respective taxing authorities.

The differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows for the year ended December 31, 2014:

Income Taxes at Statutory Rate	$ 53,972	34.0%

Increase (Decrease) in Taxes Resulting From:
State Taxes, net of Federal Tax Benefit	83	0.1
Graduated Tax Rates	(6,238)	(3.9)
Change in Entity to C Corporation	(6,478)	(4.1)
Other, Net	778	0.4
Income Taxes	$ 42,117	26.5%

Deferred income taxes primarily relate to differences between the amounts recorded for financial reporting purposes and the amounts recorded for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows as of December 31, 2014:

Deferred Income Tax Assets (Liabilities):
Organizational Costs	$ 77,267
Depreciation	(15,723)
Accrual to Cash Conversion	(19,713)
Deferred Income Tax Assets	$ 41,831

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 13 - CAPITAL STOCK

Prior to the consummation of the recapitalization transaction   CPSM had 8,300,951 shares of common stock outstanding.  Exclusive of the common shares held by the Calarco Trust.

Post recapitalization, the Company issued 7,300,000 common shares between $0.01 per share and $0.05 per share for $353,000 of gross and net proceeds. At December 31, 2014, the Company has 81,041,422 common shares issued and outstanding.

NOTE 14 – 2014 STOCK AWARDS PLAN

In November 2014, the board of directors of the Company approved the adoptions of a Stock Awards Plan. The purpose is to provide a means through which CPSM may attract, retain and motivate employees, directors and persons affiliated with the Company, including, but not limited to, non-employee consultants, and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.  A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company. A total of 7,000,000 shares was authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of the Company’s common stock.

The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the Board of Directors has sole discretion to set the price of the options. Further, the Board of Directors may amend or terminate the plan. On May 27, 2015, the Board of Directors granted two individuals 500,000 options each. See Note 16, Subsequent Events. After issuance of the stock options, there are 6,000,000 shares available for issuance.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

The Company does not have any significant or long term commitments. The Company is not currently subject to any litigation.

CPSM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014 and 2013 And For The Years Then Ended

NOTE 16 - SUBSEQUENT EVENTS

In March 2015, the Company formed Custom Pool Plastering Inc. (“CPP”) which provides custom surfaces to pool environments.   CPP’s artisans are certified in all offered finishes including but not limited to Diamond Brite, Florida Stucco and River Rok. The Company had outsourced much of the contract work before forming CPP.

On May 27, 2015 the Company granted and approved by the Board of Directors, 500,000 options each to Mr. Charles Dargan II, Chief Financial Officer and a director and to Mr. Jeffrey Michel, a director. The stock options have a five year maturity, vesting ratably over that period and an exercise price equal to the closing stock price on May 27, 2015 which was $0.035 per share. The fair value of the options were calculated to be $0.0265 per share using a Black Scholes model. The assumptions used in the model were 1.57% risk free rate using the 5 year constant maturity Treasury Rate, 113.19% stock volatility and 1,825 days (5 years) to maturity.

On August 4, 2015, the Company entered into a written agreement to purchase a 5,600 square foot, free standing, commercial building in the amount of $480,000.  The Company secured a ten-year mortgage from a local banking institution with a required 20% deposit at a rate of 3.99%.  The transaction is expected to close in October 2015.

13,956,762 Common Shares

Prospectus

CPSM, INC.

October 1, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

We shall pay the following expenses.

SEC Registration Fee

$        38.68

Printing Expenses

      500.00

Legal Fees and Expenses

  18,000.00

Accounting Fees and Expenses

 37,500.00

Miscellaneous

        800.00

TOTAL

$ 56,838.68

Item 14.  Indemnification of Directors and Officers

We shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interests and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in our best interests or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

During the fiscal year ended December 31, 2014 and the six months ended June 30, 2015, we issued the following securities:

   a) 2/24/14 – 300,000 (post 1 for 100 common stock split) common shares to Douglas Roe, a then officer and director of the issuer for services valued at $3,000;

   (b) 3/19/14 – 240,000 (post 1 for 100 common stock split) common shares to six non-affiliates for debt conversion valued at $2,400;

   (c) 9/4/14 – 3,000,000 common shares to Lisa Corso for $150,000;

   (e) 9/9/14 – 100,000 common shares to Charles K. Dargan II, an officer and director of the Company for $100;

   (f) 9/9/14 – 200,000 common shares to R&R Trust, Henry Ritter, Trustee, a former director of the Company for $200;

   (g) 9/10/14 – 500,000 common shares to Anthony C. Soviero for $25,000;

   (h) 9/12/14 – 500,000 common shares to Robert M. Erato for $25,000;

   (i) 9/12/14 – 2,000,000 common shares to Robert P. Renna for $100,000; and

   (j) 9/12/14 – 1,000,000 common shares to MarJonJac LLC for $50,000

On September 11, 2014, through a stock exchange, we acquired all of the outstanding common shares of Custom Pool & Spa for an aggregate of 19,946,783 common shares issued to two entities. The principal shareholder of Custom Pool & Spa at the acquisition date was the Lawrence and Loreen Calarco Family Trust, beneficially owned by Lawrence Calarco and Loreen Calarco, officers and directors of the Compan.   The other entity is a non-affiliate.

The above issued common shares were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

3.1(a)

Articles of Incorporation dated March 27, 2007

3.1(b)

Amendment to Articles of Incorporation dated May 1, 2009 (to be filed by amendment)

3.1(c)

Amendment to Articles of Incorporation dated September 16, 2011 (to be filed by amendment)

3.1(d)

Amendment to Articles of Incorporation dated January 31, 2014 (to be filed by amendment)

3.1(e)

Amendment to Articles of Incorporation dated July 3, 2014

3.2

Bylaws

5

Consent and Opinion of J.M. Walker & Associates regarding the legality of the securities being registered

10.1

Code of Ethics policy

10.2

Key Man Insurance Policy dated July 15, 2015

10.3

Employment Agreement by and between Custom Pool & Spa Mechanics, Inc. and Larry Calarco dated May 1, 2014

10.4

Employment Agreement by and between Custom Pool & Spa Mechanics, Inc. and Loreen Calarco dated May 1, 2014

10.5

Agreement by and between CPSM, Inc. and CFO 911 dated February 18, 2015

10.6

Contract re: Whaler Street dated August 2, 2015

11

Statement of Computation of Per Share Earnings – This Computation appears in the Financial Statements

23.1

Consent of Hacker, Johnson & Smith PA, a Certified Public Accountant

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm City, State of Florida, on October 1, 2015.

CPSM, Inc.

By: /s/Lawrence Calarco

       Lawrence Calarco

       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Lawrence Calarco

October 1, 2015

Lawrence Calarco

Chief Executive Officer

Director

/s/ Charles Dargan II

October 1, 2015

Charles Dargan II

Chief Financial Officer,

Principal Accounting Officer

Director

/s/ Loreen Calarco

October 1, 2015

Loreen Calarco

Secretary

Director

/s/ Jeffrey Michel

October 1, 2015

Jeffrey Michel

Director